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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): August 6, 2009



                              SILGAN HOLDINGS INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                     000-22117                 06-1269834
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(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


4 Landmark Square, Stamford, Connecticut                                06901
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (203) 975-7110


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:


     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                 Section 5--Corporate Governance and Management

Item 5.02.     Departure  of  Directors  or  Principal  Officers;   Election  of
               Directors; Appointment of Principal Officers.

(c) Appointment of Principal Officers

On August 7, 2009, the Board of Directors of Silgan Holdings Inc., or the Company, elected Adam J. Greenlee as Chief Operating Officer of the Company. In addition to serving as Chief Operating Officer of the Company, Mr. Greenlee will continue to serve as Executive Vice President of the Company.

Mr. Greenlee, age 36, was Executive Vice President, Operations of the Company since October 2007. From January 2006 until October 2007, Mr. Greenlee was President of Silgan White Cap Americas LLC, the Company's operating subsidiary through which it conducted its vacuum closures operations in North and South America, and he was Executive Vice President of Silgan White Cap Americas LLC from March 2005 until January 2006. Prior to that, Mr. Greenlee was Vice President & General Manager of ATI Allegheny Rodney from January 2003 through February 2005 and its Director of Marketing from February 2001 until January 2003.

Mr. Greenlee is entitled to a severance benefit, as provided in an employment letter from the Company dated October 1, 2007, if he is terminated without cause in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current maximum bonus amount payable to him as previously approved by the Compensation Committee (for 2009, 40% of his then current annual salary).

(e) Compensatory Arrangements of Certain Officers

On August 6, 2009, the Compensation Committee of the Board of Directors of the Company approved an increase in the annual base salary for Mr. Greenlee, Executive Vice President and Chief Operating Officer of the Company, to $500,000, effective on August 10, 2009.

The Compensation Committee also approved and granted performance awards to each of Messrs. Greenlee, Robert B. Lewis, Executive Vice President and Chief
Financial Officer of the Company, and Frank W. Hogan, III, Senior Vice President, General Counsel and Secretary of the Company, under the Silgan Holdings Inc. 2004 Stock Incentive Plan, as amended, or the Stock Incentive Plan. Messrs. Greenlee, Lewis and Hogan received performance awards of 50,000 restricted stock units, 50,000 restricted stock units and 25,000 restricted stock units, respectively, with each restricted stock unit representing the right to receive one share of Common Stock of the Company. The Compensation Committee established the performance criteria for such performance awards as the Company's 2010 earnings before interest, taxes, depreciation and amortization and rationalization charges and the minimum level of performance for such performance awards as 75 percent of the Company's 2009 earnings before interest, taxes, depreciation and amortization and rationalization charges. In the event such minimum level of performance is not attained, such performance awards will be canceled and be null and void. If such minimum level of performance is attained, then all such restricted stock units under such performance awards will vest all at once on August 6, 2014, subject to the terms of the Stock Incentive Plan.



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

                            Section 7--Regulation FD

Item 7.01.    Other Events.

On August 12, 2009, the Company issued a press release announcing the election of Adam J. Greenlee as Chief Operating Officer of the Company. A copy of this press release is furnished herewith and attached hereto as Exhibit 99.1.


                  Section 9--Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.                         Description
-----------                         -----------

99.1 Press Release dated August 12, 2009 announcing the election of Adam J. Greenlee as Chief Operating Officer.



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





                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SILGAN HOLDINGS INC.


                                      By: /s/ Frank W. Hogan, III
                                          --------------------------------------
                                          Frank W. Hogan, III
                                          Senior Vice President, General Counsel
                                           and Secretary
Date:  August 12, 2009



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


                                INDEX TO EXHIBITS



Exhibit No.                             Description
-----------                             -----------

  99.1 Press Release dated August 12, 2009 announcing the election of Adam J. Greenlee as Chief Operating Officer.



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